Exhibit 15
ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
KeyCorp
We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements (including all amendments thereto) of our review report, dated May 5, 2011, relating to the unaudited consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-88934
Form S-3 No. 333-121553	(Amendment No. 1)
Form S-3 No. 333-124023	(Amendment No. 1)
Form S-3 No. 333-134937	(Post-Effective Amendment No. 3)
Form S-3 No. 333-151608
Form S-4 No. 333-146456
Form S-4 No. 333-159490	(Amendment No. 3)
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120
Form S-8 No. 333-167093
Under Rule 436(c) of the 1933 Act, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the 1933 Act.
Cleveland, Ohio
May 5, 2011

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